Exhibit 99.1
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                     [AROTECH LOGO]                               Corporate News
              Investor Relations Department
                  Phone: 1-866-317-4677
                     www.arotech.com

FOR IMMEDIATE RELEASE

            AROTECH SECURES $17.5 MILLION CONVERTIBLE DEBT FINANCING
             AND REVAMPS OPERATIONS TO FOCUS ON ORGANIC GROWTH AND
                               GAAP PROFITABILITY
                                    ---------
     Proceeds to complete FAAC earnout payment; balance for working capital;
          Company commits to cost-cutting, consolidations, and focus on operations and profits

      Auburn,  Alabama -  September  30, 2005 - Arotech  Corporation  (NasdaqNM:
ARTX) announced today that it has sold to certain existing institutional investors in a private placement an aggregate of $17.5 million principal amount of senior secured notes, convertible to common stock at $1.00 per share (a 26% premium to the current trading price). Arotech used approximately $5.4 million of the net proceeds of the financing to complete the outstanding earnout payment for the acquisition of Arotech's FAAC subsidiary such that the former FAAC shareholders will not sell more shares of the Arotech stock issued to them as payment for the earnout. As a result, these shares will be withdrawn from Arotech's float and canceled, and the registration statement in respect of such shares filed with the SEC will be withdrawn. The balance of the proceeds after expenses (including a 5% placement fee) will be used to restore cash used during the year, part of which was invested in Arotech's Armour of America, AoA subsidiary, and to increase working capital.

      Arotech expects that the proceeds will permit it to continue to grow its businesses organically without a need to raise additional capital. At this time, Arotech does not intend to pursue further acquisitions. Rather, Arotech will focus on achieving sustainable profitable growth through its existing operations.

      Arotech also announced that it is vigorously cutting operating costs as part of its strategy to achieve and maintain net profitability. Arotech will consolidate certain of its subsidiaries, shift personnel, and reassign responsibilities in order to reduce operating expenses and maximize available resources. Additionally, Arotech is sharply cutting costs from its corporate budget. It has substantially reduced senior employee salaries, cut directors' fees, and taken a variety of other measures to limit spending. Arotech will continue to assess its internal processes to seek additional cost-structure improvements.

      "The organic growth of the Company is now our key focus and we are determined to achieve GAAP profitability through our existing operations," said Robert S. Ehrlich, Chairman and CEO, Arotech Corporation. "We now have a solid base of companies and product lines and are demanding excellence from each and every part of our operations. We will require all of them to contribute to profitability, and we will take whatever steps are necessary to achieve it. Meanwhile, although we had hoped not to have to return to the capital market, the new financing, with a conversion price substantially above market, is an endorsement of our investors' confidence in our ability to meet these goals.

      "We have built a portfolio of leading-edge products primarily through acquisitions. Most of those acquisitions have been successful, with growing orders and revenues. Our main disappointment has been AoA, which has not performed as expected and has instead been a significant drag on earnings. The new financing will enable us to restore the cash invested in AoA and focus on enhancing the performance of our existing AoA product lines and realizing the significant opportunities that they present. We have installed new management and will work to turn around this subsidiary.

      "Our mobile simulation training subsidiary, FAAC, on the other hand, has been performing exceptionally well. In connection with our acquisition of FAAC, we had agreed to pay the former owners a significant earnout if the company performed as well as it has. With the new financing, we will now pay the earnout with cash, instead of through additional sales of our stock. We are hopeful that this will reduce the pressure that we believe these stock sales have exerted on our share price.

      "With the working capital from the financing and the streamlining and cost-cutting measures we are putting in place, we believe that we can grow our existing product portfolio, increase market share, and achieve profitability."

About the Secured Convertible Notes

      The notes issued in the private placement are convertible at the investors' option at a fixed conversion price of $1.00, a 26% premium to the closing price of the common stock on September 28, 2005. The notes have a final maturity date of March 31, 2008 and bear interest at a rate equal to six month LIBOR plus 6% per annum, subject to a floor of 10% and a cap of 12.5%. The notes are secured by a security interest in the stock and assets of certain of Arotech's subsidiaries. Arotech will repay the principal amount of the notes over the next two and a half years, with the principal amount being amortized in twelve payments payable at Arotech's option in cash and/or stock, provided certain conditions are met. In the event Arotech elects to make such payments in stock, the price used to determine the number of shares to be issued will be calculated using an 8% discount to the average trading price of Arotech's common stock during 17 of the 20 consecutive trading days ending two days before the payment date; Arotech will, as required under Nasdaq rules, solicit the approval of its stockholders to such stock payments at a special meeting of its stockholders to be held before the end of 2005. At the closing, Arotech used $2.6 million of the proceeds to purchase a letter of credit securing Arotech's obligation for future interest payments on the notes. In addition, the investors received one year warrants, which are not exercisable for the six month period following closing, to purchase up to 5,250,000 shares of common stock (30% warrant coverage) at an exercise price of $1.10 per share.

      None of the notes, the warrants and the shares of common stock underlying the notes and the warrant has been registered under the Securities Act of 1933, as amended, and they may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. Arotech has agreed to file a registration statement covering the shares of common stock underlying the notes and the warrants within 30 days.

Nasdaq Notification

      Arotech also announced that on September 27, 2005, it received notice from The Nasdaq Stock Market, Inc. ("Nasdaq") that the minimum bid price of its common stock had fallen below $1.00 for 30 consecutive business days and that it was therefore not in compliance with Nasdaq Marketplace Rule 4450(a)(5).

      In accordance with Section 4450(e)(2) of the Nasdaq Marketplace Rules, Arotech has until March 27, 2006 (180 calendar days from September 27, 2005) to regain compliance. No assurance can be given that Arotech will regain compliance during that period.

      Arotech can regain compliance with the minimum bid price rule if the bid price of its common stock closes at $1.00 or higher for a minimum of 10 consecutive business days during the initial 180-day period, although Nasdaq may, in its discretion, require Arotech to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that it has demonstrated the ability to maintain long-term compliance. If compliance is not achieved by March 27, 2006, Arotech will be eligible for another 180-day compliance period (until September 23, 2006) if it meets the Nasdaq SmallCap Market initial listing criteria as set forth in Nasdaq Marketplace Rule 4310(c), other than the minimum bid price requirement. No assurance can be given that Arotech will regain compliance during the initial 180-day compliance period or that it will be eligible for the additional 180-day compliance period or, if applicable, that it will regain compliance during any additional compliance period. If Arotech is not eligible for an additional compliance period, or does not regain compliance during any additional compliance period, Nasdaq will provide written notice to it that its securities will be delisted. At such time, Arotech would be able to appeal the delisting determination to a Nasdaq Listing Qualifications Panel.

About Arotech Corporation

      Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Armor, Simulation and Security and Batteries and Power Systems.

      Arotech is incorporated in Delaware, with corporate offices in Auburn, Alabama and research, development and production subsidiaries in Alabama, Colorado, Michigan, California and Israel.

COMPANY CONTACT:
Kim Kelly, VP Corporate Communications, 1-866-317-4677, kim@arotech.com


Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, such as our ability to achieve or maintain net profitability. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech's products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; Arotech's ability to remain listed on the Nasdaq Stock Market in accordance with the Nasdaq's $1.00 minimum bid price and other continued listing standards; dilution resulting from issuances of Arotech's common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech's stock decreases; and other risk factors detailed in Arotech's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.